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                                                                     Exhibit 3.1

                                                                          PAGE 1

                                    Delaware

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ALLTECH INTERNATIONAL HOLDINGS, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2002, AT 4:24 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                       [SEAL]          /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3586310 8100
                                       AUTHENTICATION: 2066845

020674488                                        DATE: 10-31-02

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE.
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:24 PM 10/31/2002
                                                          020674488 - 3586310

                       ALLTECH INTERNATIONAL HOLDINGS, INC.

                          CERTIFICATE OF INCORPORATION

     FIRST: The name of this corporation shall be: Alltech International Holdings, Inc.

     SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD: The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

                      20,000,000 Common par value .001
                       2,000,000 Preferred par value .001

The powers, preferences and rights and the qualifications, limitations or restrictions thereof shal1 be determined by the board of directors.

     FIFTH: The name and address of the incorporator is as follows:
                           Philip E. Ruben
                           211 Waukegan Rd. Suite 300
                           Northfield, I1. 60093

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such, amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 28th day of October, A.D. 2002.


                                                        /s/ Philip E. Ruben
                                                        ------------------------
                                                        Name: Philip E. Ruben
                                                        Incorporator